UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

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DIGITAL POWER CORPORATION
 (Exact name of registrant as specified in its charter)

94-1721931	1-12711	California
(IRS Employer Identification No.)	Commission File Number	(State or other jurisdiction of incorporation)

41324 Christy Street, Fremont, CA 94538-3158
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2012, the Board of Directors of Digital Power Corporation (the "Company") increased the authorized number of directors on the Board from five to six and appointed Aaron Ben-Ze'ev as a new member of the Board to fill the vacancy created by such increase.  Professor Ben-Ze'ev's appointment is effective immediately. The Company expects that Professor Ben-Ze’ev will stand for election at the Annual Meeting of Shareholders to be held in December 2012.

Since 2004, Aaron Ben-Ze'ev has served as President of the University of Haifa (the "University"), one of seven research universities in Israel, which has a budget more than $217 million and an enrollment of approximately 18,000 students.  His term as President ends on September 30, 2012.  As President, Professor Ben-Ze'ev has been responsible for the overall administrative and financial direction of the University and has served as a member of the Financial Committee and the Investment Committee (which oversees an investment portfolio of about $200 million).  Professor Ben-Ze'ev is a professor of Philosophy at the University, holds a B.A. degree in Philosophy and Economics and an M.A. in Philosophy from the University of Haifa, and a Ph.D. in Philosophy from the University of Chicago.

The Company currently anticipates that Professor Ben-Ze’ev will be appointed to the Board of Directors’ Nomination and Governance Committee, Audit Committee and Compensation Committee.   Professor Ben-Ze'ev’s compensation for his services as a director will consist of annual director fees (currently $10,000), consistent with that of the Company’s other non-employee directors.  He will receive the pro rata portion of the annual director fees until the upcoming Annual Meeting of Shareholders.

There are no arrangements or understandings pursuant to which Professor Ben-Ze’ev was appointed as a director, and other than the compensation arrangements described above, there are no related party transactions between the Company and Professor Ben-Ze’ev that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On September 11, 2012, the Board of Directors scheduled the Company’s 2012 Annual Meeting of Shareholders for 10 a.m. Pacific Time on December 5, 2012.  The 2012 Annual Meeting will be held at the Company’s corporate offices in Fremont, California.  The Board of Directors also fixed the close of business on October 12, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the 2012 Annual Meeting.

As the date of the 2012 Annual Meeting is more than 30 calendar days after the date of the Company’s 2011 Annual Meeting of Shareholders, the Board of Directors also established September 27, 2012 as the new date for receipt of shareholder proposals to be considered for inclusion in the proxy materials for the 2012 Annual Meeting.  Accordingly, if any shareholder intends to submit a proposal to be considered for inclusion in such proxy materials, the proposal must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, and must be delivered to the Company no later than September 27, 2012.  Any such proposals should be delivered to Digital Power Corporation, 41324 Christy Street, Fremont, CA 94538, Attention: Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
By: Amos Kohn
Title: President & Chief Executive Officer

Dated: September 12, 2012

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